CONSULTING AGREEMENT

        This Consulting Agreement (the "Agreement") is made as of the 1st day of March, 1999 between Daniel J. Dolan ("Dolan") and Outsourcing Solutions Inc. ("OSI").

        WHEREAS, prior to his resignation, Dolan served as Executive Vice President and Chief Financial Officer of OSI and, in that capacity, served in an integral role with respect to OSI's financing and certain other business activities (the "Activities"); and

        WHEREAS, OSI wishes to retain Dolan to continue to provide certain advice to OSI from time to time in connection with the Activities, and Dolan has agreed to provide such services.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties agree as follows:

        1. Services Provided. Dolan shall provide up to 400 hours of advice relative to the Activities to OSI as requested by OSI. Such services shall be performed at such times as are mutually acceptable to both parties.

        2. Duration of Contract. This Agreement shall be effective on the date hereof, and shall continue until December 31, 1999.

        3. Compensation.

           (a) Fees. For services provided hereunder, Dolan shall be paid a fee of $134,400 in advance.

           (b) Expenses. For travel incurred at OSI's direction, OSI will reimburse Dolan his actual reasonable expenses for meals and incidentals, plus the actual reasonable cost of transportation and lodging.

           (c) Requests for reimbursement of expenses shall be directed to Daniel T. Pijut. OSI shall promptly pay all such requests for reimbursement.

        4. Nature of Relationship. Dolan is retained by OSI as an independent contractor. Dolan shall not enter into any agreement nor incur any obligations on OSI's behalf, nor commit OSI in any manner, without OSI's prior written consent.

        5. Agreement and Amendment. This Agreement constitutes the parties' entire agreement and supersedes any other oral or written agreements or understandings between the parties regarding the subject matter hereof. This Agreement may only be modified by a writing, signed by both parties.

        6. Applicable Law. This Agreement shall be construed under the laws of Missouri.

        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement as of the day and year first written above.


DANIEL J. DOLAN

        /s/Daniel J. Dolan
        ------------------------------




OUTSOURCING SOLUTIONS INC.


        /s/Timothy G. Beffa
        ------------------------------
        Timothy G. Beffa
        President and Chief Executive Officer